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     As filed with the Securities and Exchange Commission on March 26, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report: (Date of earliest event reported): March 26, 1999

                          AMERICAN CLASSIC VOYAGES CO.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

           0-9264                                      31-030330
  (Commission File Number)                 (IRS Employer Identification Number)


  Two North Riverside Plaza, Suite 200
           Chicago, Illinois                              60606
  (Address of Principal Executive Offices)              (Zip Code)

                                 (312) 258-1890
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  Other Events

     On March 9, 1999, we signed a construction contract with Ingalls Shipbuilding, Inc. for the construction of at least two new passenger cruise ships. These ships will have the capacity to accommodate approximately 1,900 passengers each. The base contract price for each of the two new ships is $440 million, excluding furnishings, fixtures and equipment.

     The contract provides that Ingalls will deliver the first new ship in January 2003 and the second ship in January 2004. In addition, the shipbuilding contract provides us an option to build up to four additional vessels. The estimated contract price of the first option vessel is $487 million and the contract price for the other option vessels will be negotiated between the parties.

     Ingalls will provide a limited warranty for the design, material and workmanship of each vessel for one year after delivery. Litton Industries, Inc., the parent company of Ingalls, has guaranteed the shipbuilding contract.

     The description above of the terms of the shipbuilding contract with Ingalls is qualified in its entirety by reference to and incorporation of the complete copy of the agreement attached hereto as an exhibit.


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ITEM 7.  Financial Statements and Exhibits.

         Exhibit
         Number            Exhibit

           10 Master Shipbuilding Contract for Construction of Two Passenger Vessels by and between Ingalls Shipbuilding, Inc. and Project America, Inc. for Hulls No. 7671 and 7672, dated March 9, 1999

                     Exhibit A - Shipbuilding Contract for Construction of One Passenger Vessel by and between Ingalls Shipbuilding, Inc. and Project America, Inc. for Hull No. 7671, dated March 9, 1999 (a substantially identical Shipbuilding Contract has been entered into for hull no. 7672, with a delivery date of January 2004)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AMERICAN CLASSIC VOYAGES CO.


Date: March 26, 1999         By: /s/ Jordan B. Allen
                                 ---------------------------------------------
                                 Jordan B. Allen, Executive Vice President and General Counsel